CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Investment Funds of our report dated April 17, 2026, relating to the financial statements and financial highlights, which appears in Putnam Small Cap Value Fund’s Annual Report on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 18, 2026